UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 6, 2015, Molina Healthcare, Inc., a Delaware corporation (the “Company”), held its 2015 Annual Meeting of Stockholders. At the meeting, a total of 46,804,638 shares were voted, representing 93.8% of the 49,918,906 shares outstanding as of the March 17, 2015 record date.

At the Company’s 2015 Annual Meeting of Stockholders, the stockholders:

(1)	elected all three of the Company’s nominees for Class I director: Garrey E. Carruthers, Daniel Cooperman, and Frank E. Murray (with one remaining vacant seat in Class I);

(2)	re-approved the material terms of the performance goals for Section 162(m)(1) awards under the Company’s Incentive Compensation Plan; and

(3)	ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.

Shares were voted on the proposals as follows:

With regard to Proposal No. 1 for the election of three Class I directors, the stockholders voted as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non- Votes	% of Votes For
Garrey E. Carruthers	43,446,875	117,492	59,355	3,180,916	92.8%
Daniel Cooperman	43,445,637	118,493	59,592	3,180,916	92.8%
Frank E. Murray	43,445,873	118,493	59,356	3,180,916	92.8%

With regard to Proposal No.2 for the re-approval of the material terms of the performance goals for Section 162(m)(1) awards under the Company Incentive Compensation Plan, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	% of Votes For
42,881,823	676,223	65,676	3,180,916	91.6%

With regard to Proposal No. 3 for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	% of Votes For
46,121,572	623,156	59,910	0	98.5%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 12, 2015	By:	/s/ Jeff D. Barlow
Jeff D. Barlow Chief Legal Officer and Corporate Secretary

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